    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 4, 1999

                                             REGISTRATION STATEMENT NO. 33-65441
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                                  ON FORM S-8
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        13-2592361
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                            ------------------------

                    70 PINE STREET, NEW YORK, NEW YORK 10270
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                    SunAmerica Inc. 1988 Employee Stock Plan
                  SunAmerica 1997 Employee Incentive Stock Plan
              SunAmerica Non-Employee Directors' Stock Option Plan
                     SunAmerica 1995 Performance Stock Plan
        SunAmerica Inc. 1998 Long-Term Performance-Based Incentive Plan
                        for the Chief Executive Officer
           SunAmerica Inc. Long-Term Performance-Based Incentive Plan
                           Amended and Restated 1997
                           (FULL TITLE OF THE PLANS)

                              KATHLEEN E. SHANNON
                                 VICE PRESIDENT
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------


     This Post-Effective Amendment covers shares of the Registrant's common stock, par value $2.50 per share, which were originally registered on the Form S-4 (Registration Statement No. 333-65441) to which this Post Effective Amendment relates. The registration fee in respect of such shares of common stock was paid at the time of the original filing of the Registration Statement on Form S-4.


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

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 registers shares of common stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG" or the "Company"), which may be issued in connection with options ("SunAmerica Options") or shares or rights to acquire shares ("SunAmerica Awards") outstanding pursuant to the SunAmerica Inc. 1988 Employee Stock Plan (the "1988 Plan"), SunAmerica 1997 Employee Incentive Stock Plan (the "1997 Plan"), SunAmerica Non-Employee Directors' Stock Option Plan (the "Directors Plan"), SunAmerica 1995 Performance Stock Plan (the "1995 Plan"), SunAmerica Inc. 1998 Long-Term Performanace-Based Incentive Plan for the Chief Executive Officer (the "1998 CEO Plan") and SunAmerica Inc. Long-Term Performance-Based Incentive Plan Amended and Restated 1997 (the "1997 CEO Plan" and, together with the 1988 Plan, the 1997 Plan, the Directors Plan, the 1995 Plan and the 1998 CEO Plan, the "SunAmerica Option Plans"). The shares of Common Stock registered in respect of SunAmerica Options or SunAmerica Awards under each SunAmerica Option Plan are as follows: 1988 Plan - 5,639,799; 1997 Plan - 2,613,922; Directors Plan - 24,359; 1995 Plan - 582,275; 1998 CEO Plan - 1,732,388 and 1997 CEO Plan
- 7,507,013. The Agreement and Plan of Merger, dated as of August 19,1998, between the Company and SunAmerica Inc. provides that each SunAmerica Option and each SunAmerica Award will be deemed to constitute an option or right to acquire, on the same terms and conditions as were applicable under the relevant SunAmerica Option Plan, the same number of shares of Common Stock as a holder of such SunAmerica Option or SunAmerica Award would have been entitled to receive pursuant to the merger had such holder exercised such SunAmerica Option or received such SunAmerica Award in full immediately prior to the effective time of the merger.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1997;

          (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

          (3) AIG's Current Reports on Form 8-K, filed February 10, 1998, August 20, 1998, August 24, 1998 and October 22, 1998; and

          (4) The description of Common Stock contained in the Registration Statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by AIG pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     The Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules of AIG included in its most recent Annual Report on Form 10-K, incorporated herein by reference, are so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The validity of the shares of Common Stock covered by this Registration Statement has been previously passed upon. As a result, no opinion with respect to the validity of the shares of Common Stock is included herein.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation of the Company (the "Certificate") provides that the Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company. Section 6.4 of the Company's By-laws contains a similar provision.

     The Certificate also provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the registrant in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the Company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, the registrant and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The exhibits are listed in the exhibit index.

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 4th day of January, 1999.



                                          AMERICAN INTERNATIONAL GROUP, INC.



                                          By:      /s/ M. R. GREENBERG
                                            ------------------------------------
                                                (M. R. Greenberg, Chairman)



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                 /s/ M. R. GREENBERG                     Chairman, Chief Executive         January 4, 1999
-----------------------------------------------------    Officer, and Director
                  (M.R. Greenberg)                       (Principal Executive Officer)

                 /s/ HOWARD I. SMITH                     Executive Vice President and      January 4, 1999
-----------------------------------------------------    Director (Principal Financial
                  (Howard I. Smith)                      and Accounting Officer)

                M. BERNARD AIDINOFF*                     Director                          January 4, 1999
-----------------------------------------------------
                (M. Bernard Aidinoff)

                   PEI-YUAN CHIA*                        Director                          January 4, 1999
-----------------------------------------------------
                   (Pei-yuan Chia)

                 MARSHALL A. COHEN*                      Director                          January 4, 1999
-----------------------------------------------------
                 (Marshall A. Cohen)

               BARBER B. CONABLE, JR.*                   Director                          January 4, 1999
-----------------------------------------------------
              (Barber B. Conable, Jr.)

                MARTIN S. FELDSTEIN*                     Director                          January 4, 1999
-----------------------------------------------------
                (Martin S. Feldstein)

                  LESLIE L. GONDA*                       Director                          January 4, 1999
-----------------------------------------------------
                  (Leslie L. Gonda)

                 EVAN G. GREENBERG*                      Director                          January 4, 1999
-----------------------------------------------------
                 (Evan G. Greenberg)

                   CARLA A. HILLS*                       Director                          January 4, 1999
-----------------------------------------------------
                  (Carla A. Hills)

                FRANK J. HOENEMEYER*                     Director                          January 4, 1999
-----------------------------------------------------
                (Frank J. Hoenemeyer)

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----
                 EDWARD E. MATTHEWS*                     Director                          January 4, 1999
-----------------------------------------------------
                (Edward E. Matthews)

                  DEAN P. PHYPERS*                       Director                          January 4, 1999
-----------------------------------------------------
                  (Dean P. Phypers)

                  THOMAS R. TIZZIO*                      Director                          January 4, 1999
-----------------------------------------------------
                 (Thomas R. Tizzio)

                  EDMUND S.W. TSE*                       Director                          January 4, 1999
-----------------------------------------------------
                  (Edmund S.W. Tse)

                  FRANK G. WISNER*                       Director                          January 4, 1999
-----------------------------------------------------
                  (Frank G. Wisner)

              *By: /s/ HOWARD I. SMITH
  ------------------------------------------------
                  (Howard I. Smith)
                 as Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION                                 LOCATION
-------                  -----------                                 --------
   4      (a) SunAmerica Inc. 1988 Employee Stock
              Plan.................................  Filed herewith.

          (b) SunAmerica 1997 Employee
              Incentive Stock Plan... ............   Filed herewith.

          (c) SunAmerica Non-Employee Directors'
              Stock Option Plan...................   Filed herewith.

          (d) SunAmerica 1995 Performance
              Stock Plan...........................  Filed herewith.

          (e) SunAmerica Inc. 1998 Long-Term
              Performance-Based Incentive Plan for
              the Chief Executive Officer..........  Filed herewith.

          (f) SunAmerica Inc. Long-Term Performance-
              Based Incentive Plan Amended and
              Restated 1997........................  Filed herewith.

   5      Opinion re validity......................  Previously filed.

  15      Letter re unaudited interim financial
            information............................  None.

  23      Consents of experts and counsel
          (a) PricewaterhouseCoopers LLP...........  Filed herewith.

  24      Power of Attorney........................  Previously filed.